Exhibit 8.1

SUBSIDIARIES

Advanced Semiconductor Materials (Netherlands Antilles N.V.)

ASM Pacific Technology Limited (subsidiary of ASM Netherlands Antilles N.V.)

ASM Assembly Automation Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Materials Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Products B.V. (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Technology Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific International Marketing Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific Investments Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific KOR Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment Bangkok Limited (subsidiary of ASM Pacific Technology Limited)

ASM Semiconductor Material (Shenzhen) Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Technology Singapore Pte. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Technology (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Limited)

Capital Equipment Distribution Limited (subsidiary of ASM Pacific Technology Limited)

Shenzhen ASM Micro Electronic Technology Co. Limited (subsidiary of ASM Pacific Technology Limited)

Shenzhen ASM Precision Machinery Manufactory Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment Trading (Shanghai) Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific (Bermuda) Limited (subsidiary of ASM Pacific Technology Limited)

ASM Asia Limited (subsidiary of ASM Pacific Technology Limited)

ASM America, Inc.

ASM Pacific Assembly Products Inc. (subsidiary of ASM America, Inc.)

ASM Front-End Manufacturing Singapore Pte Limited

ASM Japan K.K.

ASM Microchemistry Oy

NanoPhotonics AG

ASM Europe B.V.

ASM France SARL (subsidiary of ASM Europe B.V.)

ASM Belgium N.V. (subsidiary of ASM Europe B.V.)

ASM United Kingdom Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Germany Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Italia Srl (subsidiary of ASM Europe B.V.)

ASM Support and Services Ireland Ltd. (subsidiary of ASM Europe B.V.)

ASM China Limited

ASM Wafer Process Equipment Limited

ASM Wafer Process Equipment Singapore Pte Limited

ASM Far East Marketing Limited (subsidiary of ASM Wafer Process Equipment Limited)

ASM Korea Limited